Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2013 THIRD QUARTER EARNINGS

TUPELO, MISSISSIPPI (October 15, 2013) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the third quarter of 2013. Net income for the third quarter of 2013 was $6.6 million, or basic and diluted earnings per share of $0.24, as compared to $7.0 million, or basic and diluted earnings per share of $0.28, for the third quarter of 2012. On September 1, 2013, the Company completed its merger with First M&F Corporation (“M&F”). The Company’s 2013 third quarter results include $2.7 million, or $0.10 per share, in after-tax merger expenses associated with the M&F transaction. Excluding merger expenses, net income was $9.3 million or basic and diluted earnings per share of $0.34 for the third quarter of 2013.

The Company’s results of operation do not reflect M&F’s results prior to the date of merger completion, but balances for the Company as of September 30, 2013 incorporate the impact of the M&F acquisition, including M&F’s $1.4 billion in assets, loans of $891.4 million, $1.3 billion in deposits, 35 branches, 8 insurance offices and $115.1 million in goodwill and other intangibles as of the completion date of the merger. The Company issued approximately 6.2 million shares of stock in connection with the acquisition. The assets acquired and liabilities assumed are recorded at estimated fair value and subject to change pending finalization of all valuations.

“We are pleased with our third quarter performance which includes the completion of the M&F merger, our largest acquisition to date. In addition to the merger, we continued to experience strong loan growth and significant improvements to our credit risk profile,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total assets as of September 30, 2013, were approximately $5.74 billion, as compared to $4.18 billion at December 31, 2012.

At September 30, 2013, the Company's Tier 1 leverage capital ratio was 8.66%, its Tier 1 risk-based capital ratio was 11.40%, and its total risk-based capital ratio was 12.53%. The Company’s tangible common equity ratio was 6.49%. All of the Company’s regulatory capital ratios continued to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

Total loans, which include both loans covered and not covered under FDIC loss-share agreements and the M&F acquired loans, were approximately $3.88 billion at September 30,

2013, as compared to $2.81 billion at December 31, 2012. Excluding loans from M&F, loans not covered under FDIC loss-share agreements were $2.79 billion at September 30, 2013, an increase of 8.59% from December 31, 2012.

Total deposits, which include deposits from M&F, were $4.83 billion at September 30, 2013, as compared to $3.46 billion at December 31, 2012. The Company’s cost of funds decreased 11 basis points to 0.57% for the third quarter of 2013, as compared to 0.68% for the third quarter of 2012.

Net interest income increased to $38.7 million for the third quarter of 2013, from $33.1 million for the third quarter of 2012. Net interest margin was 3.86% for the third quarter of 2013, as compared to 3.94% for the third quarter of 2012.

“The competitive pricing pressure on loan growth, which continues to cause margin compression, remains a real risk. To combat the long-term interest rate risks associated with low rate loans for extended periods of time, we have made a concerted effort to shorten our repricing terms while maintaining new and renewed rates. As a result of these efforts, the yields on our new and renewed loan production improved slightly during the third quarter of 2013 as compared to recent quarters while reducing the weighted average repricing term,” stated McGraw.

Noninterest income was $18.9 million for the third quarter of 2013, as compared to $18.0 million for the third quarter of 2012. Gain on sale of mortgage loans was $2.8 million for the third quarter of 2013, as compared to $3.9 million for the second quarter of 2013 due primarily to a decline in the mortgage pipeline and increased pricing pressure as a result of a slowdown in refinance volume caused by the recent increase in mortgage rates.

“While we experienced a slowdown in mortgage volume in the third quarter as compared to exceptionally strong recent quarters, we have seen both our mortgage pipeline and competitor pricing stabilize. We were particularly pleased to see our purchase volume increase 41% from the third quarter of 2012, as we continue to see results from our efforts to increase both retail and wholesale purchase volume to offset the reduction in refinance volume,” stated McGraw.

Noninterest expense was $46.6 million for the third quarter of 2013, as compared to $38.7 million for the third quarter of 2012. The increase in noninterest expense during the third quarter of 2013, as compared to the third quarter of 2012, is primarily attributable to $3.8 million in pre-tax merger expenses and additional personnel related to the new lines of business, and in-market lift outs.

The Company’s loans and other real estate owned (“OREO”) acquired in FDIC-assisted transactions are recorded at fair value. Furthermore, the loss-share agreements with the FDIC, as well as adjustments to the balances of these acquired assets to record them at fair value, mitigate the impact of further losses on these assets. Nonperforming loans and OREO covered under loss-share agreements totaled $50.1 million and $16.6 million, respectively, at September 30, 2013, combining for a decrease of approximately 32.47% in nonperforming assets subject to FDIC loss-share agreements from December 31, 2012. The remaining information in this release on nonperforming loans, OREO, and the related asset quality ratios exclude the assets covered under loss-share agreements.

The Company recorded a provision for loan losses of $2.3 million for the third quarter of 2013, as compared to $4.6 million for the third quarter of 2012. Annualized net charge-offs as a percentage of average loans were 0.38% for the third quarter of 2013, as compared to 0.78% for the third quarter of 2012. The allowance for loan losses as a percentage of loans, including the acquired M&F loans, was 1.25% at September 30, 2013, as compared to 1.72% at December 31, 2012. Excluding the acquired M&F loans, the allowance for loan losses as a percentage of loans was 1.66% at September 30, 2013.

Nonperforming loans were $30.9 million at September 30, 2013, which include $8.8 million of nonperforming loans from M&F, as compared to $30.2 million at December 31, 2012. The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 149.9% as of September 30, 2013, as compared to 146.9% as of December 31, 2012. Excluding M&F’s nonperforming loans, which are carried at fair value and, therefore, do not have any allowance for loan losses assigned at September 30, 2013, the coverage ratio was 209.5%.

OREO, including $13.2 million in OREO acquired from M&F, was $40.6 million at September 30, 2013, as compared to $44.7 million at December 31, 2012. Excluding the OREO acquired from M&F, OREO totaled $27.4 million at September 30, 2013, a 38.8% decrease from year end. During the third quarter, the Company sold approximately $6.4 million in OREO.

“As we move towards full integration of M&F in the fourth quarter, we remain excited about our new market entries, additional banking talent and legacy market expansions provided by this merger,” stated McGraw. “In addition, the M&F merger complements our other external growth initiatives, all of which will continue to enhance our profitability.”

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern on Wednesday, October 16, 2013.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst131016.html. To access the conference via telephone, dial 1-888-317-6016 in the United States and request the Renasant Corporation Third Quarter 2013 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6016 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10035185 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM ET on October 31, 2013.

ABOUT RENASANT CORPORATION:
Renasant Corporation, a 109-year-old financial services institution, is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $5.7 billion and operates over 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2013 -	For the Nine Months
	2013			2012				Q3 2012	Ended September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Statement of earnings
Interest income - taxable equivalent basis	$46,083	$41,331	$40,371	$41,135	$40,613	$41,487	$42,001	13.47	$127,785	$124,101	2.97
Interest income	$44,638	$39,945	$38,945	$39,676	$39,154	$39,978	$40,505	14.01	$123,528	$119,637	3.25
Interest expense	5,890	5,541	5,564	5,723	6,022	6,568	7,662	(2.19)	16,995	20,252	(16.08)
Net interest income	38,748	34,404	33,381	33,953	33,132	33,410	32,843	16.95	106,533	99,385	7.19
Provision for loan losses	2,300	3,000	3,050	4,000	4,625	4,700	4,800	(50.27)	8,350	14,125	(40.88)
Net interest income after provision	36,448	31,404	30,331	29,953	28,507	28,710	28,043	27.86	98,183	85,260	15.16
Service charges on deposit accounts	5,361	4,509	4,500	4,774	4,818	4,495	4,525	11.27	14,370	13,838	3.85
Fees and commissions on loans and deposits	4,982	4,848	4,831	4,706	4,639	4,322	3,928	7.39	14,661	12,889	13.75
Insurance commissions and fees	1,295	951	861	876	889	842	939	45.70	3,107	2,588	20.07
Wealth management revenue	2,091	1,715	1,724	1,726	1,707	1,551	1,942	22.52	5,530	5,200	6.35
Securities gains (losses)	—	—	54	121	—	869	904	—	54	1,773	(96.95)
Gain on sale of mortgage loans	2,788	3,870	3,565	4,431	4,397	2,390	1,281	(36.59)	10,223	8,068	26.71
Gain on acquisition	—	—	—	—	—	—	—	—	—	—	—
Other	2,418	1,424	1,843	1,272	1,605	1,769	2,909	50.65	5,685	6,283	(9.52)
Total noninterest income	18,935	17,317	17,378	17,906	18,055	16,238	16,428	4.87	53,630	50,639	5.91
Salaries and employee benefits	25,689	21,906	21,274	21,261	21,221	19,871	18,649	21.06	68,869	59,741	15.28
Data processing	2,236	2,045	2,043	2,281	2,192	2,211	2,040	2.00	6,324	6,443	(1.85)
Occupancy and equipment	4,576	3,668	3,608	3,522	3,886	3,582	3,619	17.75	11,852	11,079	6.97
Other real estate	1,537	1,773	2,049	3,787	2,440	3,370	3,999	(37.00)	5,359	9,809	(45.36)
Amortization of intangibles	724	314	323	333	341	349	358	112.32	1,361	1,048	29.87
Merger-related expenses	3,763	385	—	—	—	—	—	—	4,148	—	—
Debt extinguishment penalty	—	—	—	—	—	—	898	—	—	898	(100.00)
Other	8,088	7,643	8,303	7,147	8,592	7,327	7,099	(5.87)	24,034	22,944	4.75
Total noninterest expense	46,613	37,734	37,600	38,331	38,672	36,710	36,662	20.53	121,947	111,962	8.92
Income before income taxes	8,770	10,987	10,109	9,528	7,890	8,238	7,809	11.15	29,866	23,937	24.77
Income taxes	2,133	2,968	2,538	2,247	853	1,893	1,835	150.06	7,639	4,581	66.75
Net income	$6,637	$8,019	$7,571	$7,281	$7,037	$6,345	$5,974	(5.69)	$22,227	$19,356	14.83
Basic earnings per share	$0.24	$0.32	$0.30	$0.29	$0.28	$0.25	$0.24	(14.29)	$0.86	$0.77	11.69
Diluted earnings per share	0.24	0.32	0.30	0.29	0.28	0.25	0.24	(14.29)	0.85	0.77	10.39
Average basic shares outstanding	27,234,927	25,223,749	25,186,229	25,129,932	25,114,672	25,110,709	25,078,996	8.44	25,889,139	25,101,507	3.14
Average diluted shares outstanding	27,447,382	25,373,868	25,288,785	25,259,048	25,220,887	25,149,360	25,138,213	8.83	26,053,173	25,161,911	3.54
Common shares outstanding	31,358,583	25,231,074	25,208,733	25,157,637	25,120,412	25,113,894	25,105,732	24.83	31,358,583	25,120,412	24.83
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.51	$0.51	—
Performance ratios
Return on average shareholders' equity	4.75%	6.35%	6.12%	5.80%	5.65%	5.19%	4.88%		5.71%	5.24%
Return on average tangible shareholders' equity	8.74%	10.47%	10.19%	9.73%	9.61%	8.86%	8.39%		9.78%	8.95%
Return on average assets	0.56%	0.76%	0.73%	0.70%	0.69%	0.62%	0.57%		0.68%	0.62%
Return on average tangible assets	0.63%	0.82%	0.79%	0.76%	0.75%	0.68%	0.62%		0.74%	0.68%
Net interest margin (FTE)	3.86%	3.88%	3.89%	3.97%	3.94%	3.99%	3.85%		3.88%	3.93%
Yield on earning assets (FTE)	4.42%	4.49%	4.51%	4.61%	4.63%	4.74%	4.71%		4.47%	4.69%
Cost of funding	0.57%	0.60%	0.62%	0.64%	0.68%	0.74%	0.84%		0.59%	0.75%
Average earning assets to average assets	87.43%	87.32%	86.31%	86.01%	85.62%	85.39%	84.88%		87.04%	85.18%
Average loans to average deposits	81.69%	80.93%	80.30%	82.21%	81.33%	76.89%	75.45%		81.00%	77.88%
Noninterest income (less securities gains/
losses) to average assets	1.59%	1.64%	1.67%	1.71%	1.76%	1.50%	1.48%		1.63%	1.57%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.59%	3.54%	3.63%	3.69%	3.77%	3.58%	3.41%		3.59%	3.58%
Net overhead ratio	2.01%	1.90%	1.95%	1.98%	2.01%	2.08%	1.93%		1.96%	2.00%
Efficiency ratio (FTE)**	72.47%	70.33%	72.13%	72.05%	73.46%	73.00%	71.72%		71.67%	72.73%
**Excludes debt extinguishment penalties and merger-related expenses from noninterest expense and profit (loss) on sales of securities and gains on acquisitions from noninterest income

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2013 -	For the Nine Months
	2013			2012				Q3 2012	Ended September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2013	2012	Variance
Average Balances
Total assets	$4,729,079	$4,231,947	$4,206,411	$4,128,508	$4,078,333	$4,123,373	$4,222,376	15.96	$4,391,370	$4,146,847	5.90
Earning assets	4,134,730	3,695,409	3,630,759	3,551,026	3,491,941	3,521,099	3,583,957	18.41	3,822,145	3,532,185	8.21
Securities	819,351	754,515	698,863	665,578	682,123	793,353	813,826	20.12	758,018	762,805	(0.63)
Mortgage loans held for sale	37,056	32,318	22,347	29,331	24,514	19,237	23,938	51.16	30,627	37,604	(18.55)
Loans, net of unearned	3,213,853	2,845,260	2,804,618	2,798,591	2,729,503	2,628,084	2,590,062	17.74	2,956,076	2,672,079	10.63
Intangibles	227,606	190,362	190,787	191,086	191,442	191,788	192,429	18.89	203,053	191,789	5.87
Noninterest-bearing deposits	$660,415	$562,104	$549,514	$564,440	$543,767	$531,209	$534,867	21.45	$591,394	$536,640	10.20
Interest-bearing deposits	3,273,658	2,953,435	2,943,247	2,839,709	2,812,140	2,886,878	2,897,750	16.41	3,057,991	2,865,394	6.72
Total deposits	3,934,073	3,515,539	3,492,761	3,404,149	3,355,907	3,418,087	3,432,617	17.23	3,649,385	3,402,034	7.27
Borrowed funds	189,909	164,894	163,981	175,876	177,016	168,856	238,937	7.28	173,023	194,871	(11.21)
Shareholders' equity	553,772	506,225	501,634	499,088	495,220	492,164	492,092	11.82	520,734	493,279	5.57
Balances at period end
Total assets	$5,735,865	$4,242,401	$4,267,658	$4,178,616	$4,164,606	$4,112,377	$4,176,490	37.73	$5,735,865	$4,164,606	37.73
Earning assets	4,972,051	3,715,321	3,706,707	3,588,370	3,595,576	3,510,654	3,551,825	38.28	4,972,051	3,595,576	38.28
Securities	915,869	746,530	740,613	674,077	680,679	676,721	834,419	34.55	915,869	680,679	34.55
Mortgage loans held for sale	28,466	50,268	26,286	34,845	39,131	25,386	25,216	(27.25)	28,466	39,131	(27.25)
Loans acquired from M&F	891,420	—	—	—	—	—	—	100.00	891,420	—
Loans not subject to loss share	2,794,116	2,683,017	2,594,438	2,573,165	2,539,618	2,392,349	2,281,957	10.02	2,794,116	2,539,618	10.02
Loans subject to loss share	195,996	201,494	213,872	237,088	260,545	289,685	318,089	(24.77)	195,996	260,545	(24.77)
Total loans	3,881,532	2,884,511	2,808,310	2,810,253	2,800,163	2,682,034	2,600,046	38.62	3,881,532	2,800,163	38.62
Intangibles	305,065	190,208	190,522	190,925	191,258	191,618	191,967	59.50	305,065	191,258	59.50
Noninterest-bearing deposits	$876,138	$560,965	$567,065	$568,214	$554,581	$539,237	$535,955	57.98	$876,138	$554,581	57.98
Interest-bearing deposits	3,958,618	2,944,193	2,988,110	2,893,007	2,841,447	2,866,959	2,937,211	39.32	3,958,618	2,841,447	39.32
Total deposits	4,834,756	3,505,158	3,555,175	3,461,221	3,396,028	3,406,196	3,473,166	42.37	4,834,756	3,396,028	42.37
Borrowed funds	177,168	195,789	164,063	164,706	222,907	169,979	171,753	(20.52)	177,168	222,907	(20.52)
Shareholders' equity	657,256	500,678	502,375	498,208	496,824	491,534	489,611	32.29	657,256	496,824	32.29
Market value per common share	$27.17	$24.34	$22.38	$19.14	$19.61	$15.71	$16.28	38.55	$27.17	$19.61	38.55
Book value per common share	20.96	19.84	19.93	19.80	19.78	19.57	19.50	5.96	20.96	19.78	5.97
Tangible book value per common share	11.23	12.31	12.37	12.21	12.16	11.94	11.86	(7.64)	11.23	12.16	(7.65)
Shareholders' equity to assets (actual)	11.46%	11.80%	11.77%	11.92%	11.93%	11.95%	11.72%		11.46%	11.93%
Tangible capital ratio	6.49%	7.66%	7.65%	7.71%	7.69%	7.65%	7.47%		6.49%	7.69%
Leverage ratio	8.66%	9.83%	9.79%	9.86%	9.90%	9.68%	9.38%		8.66%	9.90%
Tier 1 risk-based capital ratio	11.40%	12.87%	12.86%	12.74%	12.73%	13.14%	13.32%		11.40%	12.73%
Total risk-based capital ratio	12.53%	14.14%	14.13%	14.00%	14.00%	14.39%	14.57%		12.53%	14.00%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q3 2013 -	For the Nine Months
	2013			2012					Q3 2012	Ended September 30,
	Third	Second	First	Fourth	Third		Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter	Quarter	Variance	2013	2012	Variance
Loans not subject to loss share by category
Commercial, financial, agricultural	$331,142	$307,718	$298,013	$306,250	$299,774		$280,515	$263,720	10.46	$331,142	$299,774	10.46
Lease Financing	75	103	162	190	217		245	302	(65.44)	75	217	(65.44)
Real estate- construction	127,013	117,339	109,484	104,058	103,522		73,109	67,223	22.69	127,013	103,522	22.69
Real estate - 1-4 family mortgages	891,422	859,884	834,204	829,975	801,612		771,161	738,765	11.20	891,422	801,612	11.20
Real estate - commercial mortgages	1,383,680	1,335,402	1,295,213	1,275,482	1,275,386		1,208,057	1,153,423	8.49	1,383,680	1,275,386	8.49
Installment loans to individuals	60,784	62,571	57,362	57,210	59,107		59,262	58,524	2.84	60,784	59,107	2.84
Loans, net of unearned	$2,794,116	$2,683,017	$2,594,438	$2,573,165	$2,539,618		$2,392,349	$2,281,957	10.02	$2,794,116	$2,539,618	10.02
Loans not subject to loss share by category
Commercial, financial, agricultural	$10,280	$10,283	$10,157	$10,800	$11,282		$12,758	$15,206	(8.88)	$10,280	$11,282	(8.88)
Lease Financing	—	—	—	—	—		—	—	—	—	—	—
Real estate- construction	1,648	1,648	1,648	1,648	1,932		6,093	6,202	(14.70)	1,648	1,932	(14.70)
Real estate - 1-4 family mortgages	56,722	60,409	65,489	73,448	81,784		91,605	99,769	(30.64)	56,722	81,784	(30.64)
Real estate - commercial mortgages	127,315	129,120	136,541	151,161	165,494		179,160	196,754	(23.07)	127,315	165,494	(23.07)
Installment loans to individuals	31	34	37	31	53		69	158	(41.51)	31	53	(41.51)
Loans, net of unearned	$195,996	$201,494	$213,872	$237,088	$260,545		$289,685	$318,089	(24.77)	$195,996	$260,545	(24.77)
Loans Acquired from M&F
Commercial, financial, agricultural	$139,821	$—	$—	$—	$—		$—	$—	—	$139,821	$—	—
Lease Financing	—	—	—	—	—		—	—	—		—	—
Real estate- construction	23,556	—	—	—	—		—	—	—	23,556	—	—
Real estate - 1-4 family mortgages	244,079	—	—	—	—		—	—	—	244,079	—	—
Real estate - commercial mortgages	449,589	—	—	—	—		—	—	—	449,589	—	—
Installment loans to individuals	34,375	—	—	—	—		—	—	—	34,375	—	—
Loans, net of unearned	$891,420	$—	$—	$—	$—		$—	$—	—	$891,420	$—	—
Asset quality data
Assets not subject to loss share:
Nonaccrual loans	$19,995	$20,554	$25,382	$26,881	$29,677	#	$26,099	$26,999	(32.62)	19,995	29,677	(32.62)
Loans 90 past due or more	2,078	1,983	2,601	3,307	2,358		3,864	3,435	(11.87)	2,078	2,358	(11.87)
Nonperforming loans	22,073	22,537	27,983	30,188	32,035		29,963	30,434	(31.10)	22,073	32,035	(31.10)
Other real estate owned	27,357	33,247	39,786	44,717	48,568		58,384	64,931	(43.67)	27,357	48,568	(43.67)
Nonperforming assets not subject to loss share	$49,430	$55,784	$67,769	$74,905	$80,603		$88,347	$95,365	(38.67)	$49,430	$80,603	(38.67)
Assets subject to loss share:
Nonaccrual loans	$49,585	$47,281	$47,972	$53,186	$64,080		$65,386	$78,418	(22.62)	49,585	64,080	(22.62)
Loans 90 past due or more	505	126	—	—	—		199	1,397	—	505	—	—
Nonperforming loans	50,090	47,407	47,972	53,186	64,080		65,585	79,815	(21.83)	50,090	64,080	(21.83)
Other real estate owned	16,580	27,835	35,095	45,534	41,615		37,951	35,461	(60.16)	16,580	41,615	(60.16)
Nonperforming assets subject to loss share	$66,670	$75,242	$83,067	$98,720	$105,695		$103,536	$115,276	(36.92)	$66,670	$105,695	(36.92)
Assets acquired from M&F:
Nonaccrual loans	$224	$—	$—	$—	$—		$—	$—	—	224	—	—
Loans 90 past due or more	8,568	—	—	—	—		—	—	—	8,568	—	—
Nonperforming loans	8,792	—	—	—	—		—	—	—	8,792	—	—
Other real estate owned	13,223	—	—	—	—		—	—	—	13,223	—	—
Nonperforming assets not subject to loss share	$22,015	$—	$—	$—	$—		$—	$—	—	$22,015	$—	—
Net loan charge-offs (recoveries)	$3,084	$2,471	$893	$3,722	$5,335		$4,097	$4,964	(42.19)	$6,448	$14,396	(55.21)
Allowance for loan losses	46,250	47,034	46,505	44,347	44,069		44,779	44,176	4.95	46,250	44,069	4.95
Nonperforming loans / total loans*	0.84%	0.84%	1.08%	1.17%	1.26%		1.25%	1.33%		0.84%	1.26%
Nonperforming assets / total assets*	1.25%	1.31%	1.59%	1.79%	1.94%		2.15%	2.28%		1.25%	1.94%
Allowance for loan losses / total loans*	1.25%	1.75%	1.79%	1.72%	1.74%		1.87%	1.94%		1.25%	1.74%
Allowance for loan losses / nonperforming loans*	149.85%	208.70%	166.19%	146.90%	137.57%		149.45%	145.15%		149.85%	137.57%
Annualized net loan charge-offs / average loans	0.38%	0.35%	0.13%	0.53%	0.78%		0.63%	0.77%		0.29%	0.72%
Nonperforming loans / total loans**	0.79%	0.84%	1.08%	1.17%	1.26%		1.25%	1.33%		0.79%	1.26%
Nonperforming assets / total assets**	0.86%	1.31%	1.59%	1.79%	1.94%		2.15%	2.28%		0.86%	1.94%
Allowance for loan losses / total loans**	1.66%	1.75%	1.79%	1.72%	1.74%		1.87%	1.94%		1.66%	1.74%
Allowance for loan losses / nonperforming loans**	209.53%	208.70%	166.19%	146.90%	137.57%		149.45%	145.15%		209.53%	137.57%
Annualized net loan charge-offs / average loans	0.38%	0.35%	0.13%	0.53%	0.78%		0.63%	0.77%		0.29%	0.72%
*Based on assets not subject to loss share (includes assets acquired from M&F)
**Excludes assets acquired from M&F and assets covered under loss share

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